UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2016

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

137 South Robertson Boulevard, Suite 129

Beverly Hills, CA 90211

(Address of Principal Executive Offices) (Zip Code)

(877) 238-4492

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 — FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On or around March 14, 2016 we completed two interest-free financing agreement, keeping within the Company’s desire to steer clear of toxic debt. In lieu of interest payments the parties entered into royalty agreements with Edris Consulting and Chaim K. Wainer. This financing is allowing us to scale up production and increase quantities of machines we can produce and the speed at which we can penetrate the market.

Both financing agreement consist of interest-free loans with 24-month terms. In lieu of interest payments, Edris Consulting and Chaim K. Wainer will receive $1 for every BDI-747 over 800 units on a per-machine basis that are leased to paying clients in perpetuity and $5 per unit under 800. The principle will be due and payable by us at the end of the 24-month term.

The parties are seed shareholder in our company, familiar with our operations, and there was no solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLOW & DRIVE INTERLOCK CORPORATION

	By	/s/ Laurence Wainer
	Name:	Laurence Wainer
	Title:	Chief Executive Officer and Chief Financial Officer

Date: March 17, 2016

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	EDRIS Consulting Agreement
10.2	Chaim Wainer Agreement